AMENDMENT NO. 3 AND WAIVER


     AMENDMENT NO. 3 AND WAIVER ("Amendment No. 3") dated as of October 7, 1999 to the Credit Agreement dated as of April 1, 1999 (the "Credit Agreement"), among Express Scripts, Inc.; each of the Subsidiary Guarantors party thereto; each of the Lenders party thereto; Credit Suisse First Boston, as Lead Arranger, Administrative Agent and Collateral Agent; Bankers Trust Company, as Syndication Agent; The First National Bank of Chicago, as Co-Documentation agent; and
Mercantile Bank, N.A., as Co-Documentation agent (capitalized terms not otherwise defined in this Amendment No. 3 have the same meaning assigned to such terms in the Credit Agreement).

                              W I T N E S S E T H :

     WHEREAS, Company has informed Lenders that it intends to enter into a series of transactions pursuant to which, among other things, (i) yourPharmacy.com, Inc. ("yourPharmacy.com") would transfer certain specified assets to PlanetRx.com, Inc. ("PlanetRx") in exchange for common stock in PlanetRx, and (ii) Company and PlanetRx would enter into an agreement (the "Internet Pharmacy Agreement") detailing the ongoing relationships among the parties, all as more further described on Annex I hereto;

     WHEREAS, pursuant to Section 10.6 of the Credit Agreement, the Requisite Lenders hereby agree to amend or waive certain provisions of the Credit Agreement as set forth herein;

     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION ONE - Amendments. (a) The definition of "Asset Sale "in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

     "Asset Sale" means the sale by Company or any of its Subsidiaries to any Person other than Company or any of its Wholly Owned Subsidiaries of (i) any of the stock of any of Company's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Company or any of its Subsidiaries (other than the sale of assets contemplated in the PlanetRx Transactions), or (iii) any other assets (whether tangible or intangible) of Company or any of its Subsidiaries (other than (a) inventory sold in the ordinary course of business
(b) the Exempt PlanetRx Stock and (c) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $500,000 or less); provided, that, with respect to any sale that would be otherwise deemed an Asset Sale pursuant to the foregoing, if Company shall deliver an Officers' Certificate to Administrative Agent at or prior to receipt of proceeds of such sale setting forth Company's intent to use such proceeds to replace Plant Assets that are the subject of such sale with other Plant Assets necessary or desirable for the conduct of its business, or to exchange Plant Assets for other Plant Assets used in the conduct of its business, within 180 days of such receipt and no Event of Default or Potential Event of Default shall have occurred and shall be continuing at such time, such sale shall not be deemed to constitute an Asset Sale, except to the extent such Plant Assets or proceeds thereof are not so used within such 180-day period, after which time such sale, to such extent, shall be deemed an Asset Sale.

     (b) The definition of "Permitted Acquisitions" in Section 1.1 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

     "Permitted Acquisitions" means the acquisition of stock or other assets for consideration (with non-cash consideration being valued at fair market value) that results in acquired assets being owned by Company or a Wholly Owned Subsidiary and (other than with respect to the acquisition of the PlanetRx Stock in the PlanetRx Transactions), if such assets are equity interests in a Person, such Person being a Wholly Owned Subsidiary, provided, however, that, on a pro forma basis, after giving effect to any such acquisition or acquisitions for aggregate consideration exceeding $5,000,000 in any Fiscal Year, the Consolidated Leverage Ratio is less than 3.0 to 1.0.

     (c) The  definition  of  "Consolidated  Net  Income" in Section  1.1 of the
Credit Agreement shall be deleted in its entirety and replaced with the following:

     "Consolidated Net Income" means, for any period, the net income (or loss) of Company and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Company) in which any other Person (other than Company or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Company or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Company or is merged into or consolidated with Company or any of its Subsidiaries or that Person's assets are acquired by Company or any of its Subsidiaries, (iii) the income of any Subsidiary of Company to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, (v) for any period that includes Fiscal Quarters ending on or prior to March 31, 2000, up to $8.0 million in cash charges directly relating to the consolidation of facilities in connection with the Acquisition, (vi) any after-tax gains or losses, expenses and non-cash charges attributable to the PlanetRx Transactions (including any non-cash charges relating to the issuance of equity to employees of yourPharmacy.com, Inc.) as determined in conformity with GAAP, and (vii) any after-tax gains in excess of related expenses attributable to transfers of the Exempt PlanetRx Stock.

     (d) Section 1.1 of the Credit Agreement shall be amended by adding the following definitions, each in the appropriate alphabetical order of the existing defined terms:

     "Exempt PlanetRx Stock" means the 16 2/3% of the PlanetRx Stock which is not subject to the Company Pledge Agreement.

     "PlanetRx" means PlanetRx.com, Inc. a corporation organized under the laws of Delaware.

     "PlanetRx  Transactions"  means  the  transactions   contemplated  by,  and
substantially in the form of, Annex I to Amendment No. 3 and Waiver to this Agreement, dated as of October 7, 1999.

     "PlanetRx Stock" means the number of shares of common stock of PlanetRx, par value $.01 per share, to be acquired by Company pursuant to the PlanetRx Transactions, and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the PlanetRx Stock. "Pledged PlanetRx Stock" means the 83 1/3% of the PlanetRx Stock pledged as collateral pursuant to the Company Pledge Agreement.

     SECTION TWO - Waiver. Notwithstanding any other provision of the Credit Agreement, the Lenders waive the application of Section 7.12 of the Credit Agreement with respect to any of the PlanetRx Transaction Documents (as defined below); provided that any amendment, supplement or waiver to any PlanetRx Transaction Documents shall not be subject to the waiver contemplated by this Section Two. "PlanetRx Transaction Documents" means the Internet Pharmacy Agreement together with all exhibits, schedules and annexes thereto, or any other agreements executed in connection therewith, as all such documents, exhibits, schedules and annexes are in existence on the date the initial shares of PlanetRx Stock (as defined in Section 1(c) hereof) are acquired by Company.

     SECTION THREE - Conditions to Effectiveness. (a) This Amendment No. 3 shall become effective as of the date first above written when, and only when:

     Agents shall have received evidence satisfactory to them that Company shall have taken or caused to be taken all such actions, executed and delivered or caused to be executed and delivered all such agreements, documents and instruments, and made or caused to be made all such filings, if any, that may be necessary or, in the reasonable opinion of Agents, desirable in order to create in favor of Agents, for the benefit of Lenders, a valid and perfected First Priority Lien in the Pledged PlanetRx Stock (as defined in Section 1(d) hereof). Such actions shall include the following: (a) Schedules to Collateral Documents. Delivery to Agents of an accurate and complete amended schedule to the Company Pledge Agreement;

     (b) Stock Certificates. Delivery to Collateral Agent of certificates (which certificates shall be accompanied by irrevocable undated stock powers, duly endorsed in blank and otherwise satisfactory in form and substance to Collateral Agent) representing such PlanetRx Stock;

     the PlanetRx Transactions shall have been or shall simultaneously be consummated in accordance with the terms hereof and of Annex I attached hereto (without the waiver or amendment of any material condition); and

     the Administrative Agent shall have received counterparts of this Amendment No. 3 executed by the Company, the Subsidiary Guarantors and the Requisite Lenders or, as to any of the Lenders, advice satisfactory to the Administrative Agent that such Lender has executed this Amendment No. 3. (b) The effectiveness of this Amendment No. 3 (other than Sections Four and Eight hereof) is conditioned upon the accuracy of the representations and warranties set forth in Section Four hereof.

     SECTION FOUR - Representations and Warranties. In order to induce the Lenders and the Agents to enter into this Amendment No. 3, the Company represents and warrants to each of the Lenders and the Agents that after giving effect to this Amendment No. 3, (i) no Default or Event of Default has occurred and is continuing; and (ii) all of the representations and warranties in the Credit Agreement, after giving effect to this Amendment No. 3, are true and complete in all material respects on and as of the date hereof as if made on the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

     SECTION FIVE - Reference to and Effect on the Credit Agreement and the Notes. On and after the effectiveness of this Amendment No. 3, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement and each reference in each of the other Credit Documents to the "Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended by this Amendment No. 3. The Credit Agreement, the Notes and each of the other Credit Documents, as specifically amended by this Amendment No. 3, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

     SECTION SIX - Costs, Expenses and Taxes. The Company agrees to pay all reasonable costs and expenses of the Agents in connection with the preparation, execution and delivery of this Amendment No. 3 and the other instruments and documents to be delivered hereunder, if any (including, without limitation, the reasonable fees and expenses of Cahill Gordon & Reindel) in accordance with the terms of Section 10.2 of the Credit Agreement. In addition, the Company shall pay or reimburse any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment No. 3 and the other instruments and documents to be delivered hereunder, if any, and agrees to save each Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     SECTION SEVEN - Execution in Counterparts. This Amendment No. 3 may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment No. 3 by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment No. 3.

     SECTION EIGHT - Governing Law. This Amendment No. 3 shall be governed by, and construed and enforced in accordance with, the internal laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York), without giving effect to any provisions thereof relating to conflicts of law.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 3 to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                   EXPRESS SCRIPTS, INC.


                   By:  /s/ George Paz
                        By: George Paz
                        Title: Senior Vice President and Chief Financial Officer



                   SUBSIDIARY GUARANTORS:


                   DIVERSIFIED PHARMACEUTICAL SERVICES, INC.
                   ESI/VRX SALES DEVELOPMENT CO.
                   EXPRESS SCRIPTS VISION CORP.
                   HEALTH CARE SERVICES, INC.
                   IVTX, INC.
                   MANAGED PRESCRIPTION NETWORK, INC.
                   MHI, INC.
                   VALUE HEALTH, INC.
                   VALUERX, INC.
                   VALUERX PHARMACY PROGRAM, INC.


                   By: /s/ George Paz
                       Name: George Paz
                       Title:  Senior Vice President and Chief Financial Officer

                         as one of the Requisite Lenders
                                  (please type)



                         as one of the Requisite Lenders
                                  (please type)

ABN Amro Bank, N.V.

By:  /s/ Thomas M. Comfort
     Name: Thomas M. Comfort
     Title:  Vice President

By:  /s/ Mary L. Honda
     Name:  Mary L. Honda
     Title:  Vice President

Bankboston, N.A.

By: /s/ Grace A. Barnett
     Name:  Grace A. Barnett
     Title:  Vice President


Bankers Trust Company

By:  /s/ Mary Jo Jolly
     Name:  Mary Jo Jolly
     Title:  Assistant Vice President


Bank Leumi USA

By:  /s/ Joung Hee Hong
     Name:  Joung Hee Hong
     Title: Vice President

Bank of America, N.A. (formerly known as NationsBank, N.A.)

By:  /s/ Larry J. Gordon
     Name:  Larry J. Gordon
     Title: Vice President

Bank of Hawaii

By:  /s/ Donna R. Parker
     Name:  Donna R. Parker
     Title:  Vice President

Bank of Monteal

By:  /s/ Richard J. McClorey
     Name:  Richard J. McClorey
     Title:  Director

The Bank of New York

By:  /s/ David G. Shedd
     Name:  David G. Shedd
     Title:  Vice President

Banque Nationale de Paris

By:  /s/ Arnaud Collin du Bocage
     Name: Arnaud Collin du Bocage
     Title: Executive Vice President and General Manager
               Chicago Branch

Bayerische Hypo-Und Vereinsbank AG, New York Branch

By:  /s/ Erich Ebner von Eschenbach
     Name: Erich Ebner von Eschenbach
     Title: Managing Director

By:  /s/ Steven Simons
     Name: Steven Simons
     Title:  Associate Director

City National Bank

By:  /s/ Randall F. Watsek
     Name:  Randall F. Watsek
     Title:  Vice President

Credit Agricole Indosuez

By:  /s/ Susan Knight
     Name:  Susan Knight
     Title:  Vice President

By:  /s/ Sarah U. Johnson
     Name:  Sarah U. Johnson
     Title:  Senior Relationship Manager

Credit Suisse First Boston

by:  /s/ Todd C. Morgan
     Name:  Todd C. Morgan
     Title:  Director

By:  /s/ Kristin Lepri
     Name:  Kristin Lepri
     Title:  Associate

Erste Bank

By:  /s/ Rima Terradista
     Name:  Rima Terradista
     Title:  Vice President

By:  /s/ John S. Runnion
     Name:  John S. Runnion
     Title:  First Vice President

The First National Bank of Chicago

By:  /s/ Nathan L. Bloch
     Name:  Nathan L. Bloch
     Title:  First Vice President

Fleet National Bank

By:  /s/ Carol Paige
     Name:  Carol Paige
     Title:  Senior Vice President

The Fuji Bank, Limited

By:  /s/ Peter L. Chinnici
     Name:  Peter L. Chinnici
     Title:  Senior Vice President and Group Head

Heller Financial, Inc.

By:  /s/ Sheila C. Weimer
     Name:  Sheila C. Weimer
     Title:  Vice President

Mellon Bank, N.A.

By:  /s/ Louis E. Flori
     Name:  Louis E. Flori
     Title:  Vice President

Mercantile Bank N.A.

By:  /s/ Mary Ann Lemonds
     Name:  Mary Ann Lemonds
     Title:  Vice President

Michigan National Bank

By:  /s/ Draga Palincas
     Name: Draga Palincas
     Title:  Commercial Relationship Manager

National City Bank

By:  /s/ Joseph D. Robison
     Name:  Joseph D. Robison
     Title:  Vice President

Paribas

By:  /s/ Russell Pomerantz
     Name:  Russell Pomerantz
     Title:  Director

By:  /s/ Brett Mehlman
     Name:  Brett Mehlman
     Title:  Director


Senior Debt Portfolio
By:  Boston Management and Research as Investment Advisor

By:  /s/ Barbara Campbell
     Name:  Barbara Campbell
     Title:  Vice President

Textron Financial Corporation

By:  /s/ R. Rodney Weaver
     Name:  R. Rodney Weaver
     Title:  Vice President

UBS AG, Stamford Branch

By:  /s/ Paula Mueller
     Name:  Paula Meuller
     Title:  Director

By:  /s/ Wilfred Saint
     Name:  Wilfred Saint
     Title:  Associate Director

Union Bank of California, N.A.

By:  /s/ James L. Luchey
     Name:  James L. Luchey
     Title:  Vice President

                                                                 Annex 1
                    Description of the PlanetRx Transactions

                               PLANETRX.COM, INC.
                                       and
                              EXPRESS SCRIPTS, INC.

                         Summary Outline of Equity Terms


Parties:

                    PlanetRx.com,  Inc.  ("PlanetRx  I"), a newly formed  entity which changes its name to PlanetRx.com, Inc. ("PlanetRx II") after completion of the Section 351 transaction described below, Express Scripts, Inc. ("ESI") and its subsidiary, YourPharmacy.com, Inc. ("YPC")

Transactions:

                    (i) YPC, ESI, PlanetRx I and PlanetRx II engage in a transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended, whereby ESI contributes selected assets and liabilities (schedule of assets and liabilities to be developed by ESI and subject to approval of PlanetRx I) to PlanetRx II and PlanetRx I merges into PlanetRx II (with PlanetRx II being the survivor), or other similar structure such that the transaction is tax deferred for ESI. ESI would receive common stock in PlanetRx II equal to 19.9% (post-transaction and post-initial public offering ("IPO")) of the fully diluted equity interests in PlanetRx II. The former YPC assets that would be retained by ESI would be (a) all rights to the names "yourPharmacy.com" and DrugDigest.org, including all derivations thereof, (b) all rights to the YPC website and the DrugDigest.org website, including the URLs, and (c) all rights to develop, alter, etc. such sites and all YPC and DrugDigest technology; provided the YPC site will be linked to the PlanetRx website and all customers who wish to place an order will be transferred to the PlanetRx website.

                    (ii) PlanetRx II shall employ and grant options to selected former YPC employees at closing under its employee stock option plan.

Registration
Rights:

                    ESI would have two demand registrations and unlimited "piggy back" registrations; provided that the registration rights would be no less than that given to the Series A, B and C Preferred shareholders.

Consummation of
Transaction:

                    The transactions  shall be consummated  simultaneously  with the consummation of PlanetRx II's IPO. If said IPO is not consummated within 4 months of the execution of definitive transaction documentation, all agreements between the parties with respect to the subject matter hereof shall, at ESI's option, be rendered null and void, provided PlanetRx I shall pay ESI a termination fee equal to $10,000,000.

                    Board  Representation:  So long  as ESI  owns,  directly  or indirectly, more than 5% of the outstanding common equity interests in PlanetRx II, ESI shall be entitled to have one Board seat on the PlanetRx II Board.

Regulatory
Approvals:

                    The transaction is conditioned upon receipt of any necessary regulatory approvals, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if necessary.

Boardand Other
Approvals:

                    Notwithstanding  anything to the contrary  contained herein, all terms and conditions of the transactions described herein are expressly subject to the receipt of approval by the respective Boards of Directors of ESI, YPC and PlanetRx I, in their sole discretion, and in the case of ESI/YPC, to satisfactory tax and accounting review of the proposed transactions contemplated hereby, and, in the case of PlanetRx I, approval of the Series A, B and C Preferred Shareholders, if necessary. All terms and conditions are also subject to the approval of ESI's lenders and release by ESI's lenders of YPC as a guarantor of ESI's indebtedness, and review and receipt of a satisfactory recommendation by ESI's investment banking representative, in ESI's sole discretion.


                               PLANETRX.COM, INC.
                                       and
                              EXPRESS SCRIPTS, INC.

                       Summary Outline of Agreement Terms


Parties:

PlanetRx.com, Inc. ("PlanetRx") and Express Scripts, Inc. ("ESI")

Transaction:

               (i) ESI and PlanetRx enter into a 5 year extendible agreement (the "Agreement") pursuant to which ESI grants PlanetRx the right to be the exclusive "internet pharmacy" in its networks in the U.S.

               (ii) ESI will not, directly or indirectly, own or operate an internet pharmacy and will not co-market with another internet pharmacy, or traditional pharmacy provider which utilizes internet capabilities for order/reorder and mail delivery during the term of the Agreement, except for its ownership interest in PlanetRx and activities described in the Agreement.

               (iii) Other terms of the Agreement shall be as set forth on Attachment I hereto.

Compensation/Fees:

               (i) Membership Fee to ESI. PlanetRx shall pay ESI a base fee and an incremental fee (collectively, the "Membership Fee"), in quarterly installments, based on the schedule attached hereto as Attachment II.

               (ii)Order Fee to PlanetRx. ESI shall continue to fill all 90 day prescriptions for its members, and shall pay PlanetRx an Order Fee, as a result of the savings achieved by ESI due to (i) the on-line ordering process, and (ii) economies of scale realized by ESI. The Order Fee shall be based on volume and the level of ESI formulary compliance and shall be paid for each 90 day prescription ordered by an ESI member through PlanetRx and dispensed by ESI. PlanetRx will remit all copayments collected to ESI.

               (iii) Transfer Pricing/Reimbursement Rates to PlanetRx. The transfer pricing/reimbursement rates (i.e., rates at which ESI shall pay PlanetRx) for 30 day prescriptions dispensed to ESI members by PlanetRx shall be based on a discount off of the average wholesale price plus a nominal fee.

Effectiveness of
Agreement:

                    The  Agreement  shall take  effect  simultaneously  with the consummation  of  PlanetRx's  IPO  and  the  consummation  of the
               Section 351 Transaction (as defined below) between the parties. If said IPO is not consummated within 4 months of the execution of definitive transaction documentation, all agreements between the parties with respect to the subject matter hereof shall, at ESI's option, be rendered null and void.

Term:

                    The Agreement shall have an initial term of 5 years, and ESI shall have the option to extend the term for an additional 5 years on the same terms and conditions provided ESI achieves certain performance benchmarks. In addition, PlanetRx shall be included in ESI's pharmacy network(s) for a period of ten years, assuming consent of the plan sponsors.

ESI Internet Needs:

                    ESI will develop its own e-commerce  functionality which may support (i) its call center operations, (ii) account information,
               (iii) the  DrugDigest.org  site, (iv) a pharmacy locator service,
               (v) its disease management programs, (vi) its newsletters, (vii) other PBM related services, and (viii) connectivity to the PlanetRx site. PlanetRx will pay $3 million/year to ESI to fund such activities by ESI throughout the term of the Agreement. ESI shall establish a committee, to which PlanetRx shall be entitled to appoint one member, which shall oversee such activities.

Co-Marketing
Effort:

                    ESI and PlanetRx will develop a co-marketing  plan and agree
               to  the  level  of  resources  each  will  commit.   The  general
               parameters of the plan will be as follows:

                    ESI will  promote  PlanetRx  on its YPC website and link the
               YPC site to the PlanetRx site, and PlanetRx will promote the YPC website and link the PlanetRx site to the YPC site

                    Client/member materials will indicate that PlanetRx is ESI's internet pharmacy provider (some plan sponsors have the right to approve the form and content of communications to their members, so these materials may be subject to client review and approval)

                    PlanetRx  will  market  to ESI  members  (form  and  content subject to ESI review and approval)


PlanetRx Relationship
With  Other  PBMs:

                    ESI will be  PlanetRx's  premier/preferred  PBM  partner and will be designated as such on the PlanetRx site. PlanetRx will have the right to contract with other PBMs. Any arrangement with any other PBM will not adversely affect any financial arrangement between ESI and PlanetRx. In addition, ESI shall be given "most favored nation" financial terms compared to any other PBM, such that the total economic package to ESI under this Agreement shall be at least 20% better than that offered or given to any other PBM with the same co-marketing type arrangement.

Change of Control
and Related  Items:

                    If a "Change of Control"  of either ESI or PlanetRx  occurs, then the Agreement may be terminated at the option of the party which was not the subject of the Change of Control. If PlanetRx is the subject of the Change of Control, ESI must exercise its termination right prior to the consummation of the Change of Control transaction and, if it does so exercise such right, PlanetRx shall pay ESI a substantial termination payment. If ESI is the subject of the Change of Control, PlanetRx must exercise its termination right prior to the consummation of the Change of Control transaction. Regardless of which party exercises its termination right, the parties will have a transition period of 6 months prior to the actual termination date; provided that during the transition period the parties co-marketing and co-branding activities shall cease. If the agreement is not terminated, it will continue in effect in accordance with its terms. For purposes of the foregoing, "Change of Control" shall be defined as the time at which a person, or two or more persons acting in concert, acquire more than 50% of the voting power of the entity.

Events of Default
and Default:

                    Following is a non-exhaustive  lists of events that shall be considered "Events of Default" under the Agreement: (i) PlanetRx shall engage in prescribing medicine or referring consumers to physicians for prescriptions; (ii) PlanetRx shall fail to pay any payment to ESI when due, or (iii) PlanetRx shall fail to maintain its privacy structure in accordance with state and federal regulatory requirements and industry standards, as may be reflected in certification standards of organizations such as Trustee, BBB, VIPPS, the NABP or similar organizations. Upon the occurrence of an Event of Default, ESI shall have the option to (along with any other rights it may have under the agreement, at law or in equity): (a) terminate the Agreement; or (b) terminate only the provisions of the Agreement which require ESI to name PlanetRx as the exclusive internet pharmacy in its networks and suspend any co-branding or co-marketing efforts. In addition, upon the first payment default, ESI shall be entitled to perpetual license rights in the PlanetRx software and technology such that ESI may use, modify, etc. the software and technology for its own purposes. If the first default remains uncured and a subsequent payment default occurs, or if the initial default is cured but two or more defaults occur within a twelve month period, ESI shall have additional shares issued to it having a value equal to two times the amount of all the defaulted payments, and also be entitled to additional Board representation such that it shall control a majority of the Board positions.

Pharmacy Chains:

                    ESI shall have the right, in cooperation  with PlanetRx,  to negotiate any strategic alliance or equity participation in PlanetRx by pharmacy chains, subject to review and approval of PlanetRx's Board, in its sole discretion. PlanetRx shall not grant such right to any other parties. Regulatory Approvals: The transaction is conditioned upon receipt of any necessary regulatory approvals.

Board and Other
Approvals:

                    Notwithstanding  anything to the contrary  contained herein, all terms and conditions of the transactions described herein are expressly subject to the receipt of approval by the respective Boards of Directors of ESI and PlanetRx, in their sole discretion, and in the case of ESI, to satisfactory tax and accounting review of the proposed transactions contemplated hereby, and, in the case of PlanetRx, approval of the Series A, B and C Preferred Shareholders, if necessary.

Section 351 Transaction:

                    The  transactions  described  herein  are  also  subject  to consummation of the proposed transaction governed by Section 351 of the Internal Revenue Code of 1986, as amended, between the parties whereby ESI contributes selected assets to a newly formed entity ("NewCo") and PlanetRx merges into NewCo, with NewCo being renamed "PlanetRx" immediately after the transaction (NewCo being the entity referred to herein as "PlanetRx"), or other similar structure such that the transaction is tax deferred for ESI, and pursuant to which ESI receives common stock in PlanetRx equal to 19.9% (post-transaction and post-initial public offering ("IPO") of the fully diluted equity interests.

Confidentiality:

                    The parties  agree to seek  confidential  treatment  for any portions of the Agreement that are required to be filed with any public documents.

                                  Attachment I
                         (Other Terms of the Agreement)


- For ESI members, PlanetRx will co-brand the website and offline collateral materials, such as package inserts, in a mutually agreeable format

     - The co-branding will include the main PlanetRx.com site and the PlanetRx.com disease state domain sites

     - ESI reserves the right to not have co-branding on designated areas of any of the sites

     - PlanetRx shall expend up to $100,000/year at ESI's request on marketing efforts aimed at ESI's members

- Site content, sponsorship and advertising may differ for ESI members and non-ESI members

- PlanetRx will cooperate with ESI to develop ways to demonstrate the sites benefits to the ESI members, such as member savings on non-Rx purchases

- ESI will use reasonable best efforts to provide PlanetRx with the following ESI customer impressions per year, which may include collateral materials, pharmacy cards with PlanetRx listed as an option or other media that ESI uses in its normal client or member messaging, including a button ona the ESI or YPC website linking to PlanetRx:

               Year 1              50 million
               Year 2              75 million
               Year 3             100 million
               Year 4             125 million
               Year 5             150 million

- Both parties agree to develop appropriate technology and web interfaces to identify and trace ESI member usage of PlanetRx in a mutually agreed upon manner

- PlanetRx shall not take any actions to attempt to convert ESI members using 90 day prescriptions to 30 day presscriptions

- PlanetRx will not, directly or indirectly, engage in the pharmacy benefit management business, and shall appoint ESI as its exclusive formulary manager, which shall include negotiating with manufacturer's for rebates and filing for said rebates. In addition, ESI shall be entitled to all revenues from manufacturers relating to pharma ancillary programs, such as disease management, drug and disease education and formulary management

- PlanetRx will not contact any of ESI's clients without ESI's prior written consent

- PlanetRx shall agree to comply with specified performance level standards for ESI members (a copy of which has been provided by ESI)

- ESI may designate that certain shipping methods no be used for members of certain plan sponsors


Attachment II
(Membership Fee)

A.   Base Fee.

     PlanetRx shall pay ESI a base fee of $11,650,000/year, payable in equal quarterly installments.

B.   Incremental Fee.

     In addition to the Base Fee, PlanetRx shall pay ESI an incremental fee each quarter calculated on an annualized basis upon the number of ESI members making any type of purchase on the PlanetRx site during the year.